CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 26, 2017, with respect to the financial statements and supplemental schedule included in the Annual Report of the CTS Corporation Retirement Savings Plan on Form 11-K for the year ended December 31, 2016. We consent to the incorporation by reference of said report in the Registration Statements of CTS Corporation on Forms S-8 (File No. 333-106614, effective June 27, 2003).

/s/ GRANT THORNTON LLP
Chicago, Illinois
June 26, 2017